Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE REPORTS FULL-YEAR RESULTS IN LINE WITH GUIDANCE AND PROVIDES 2016 OUTLOOK

Rockford, Michigan, February 23, 2016 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the fourth quarter and full year ended January 2, 2016. Adjusted financial results exclude restructuring and impairment, acquisition-related integration costs and debt extinguishment costs. References to underlying revenue indicate reported revenue adjusted for the impact of foreign exchange, retail store closures, and the exit of certain brand businesses (Patagonia footwear in 2015 results and Cushe in 2016 guidance).

“We finished the year with both revenue and adjusted earnings per share in line with our expectations for the fourth quarter, highlighted by significant growth in adjusted earnings per share on a constant currency basis,” said Blake W. Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. “Our ability to deliver strong earnings in a challenging global retail and consumer environment continues to validate the power of our diversified brand portfolio and disciplined operational execution. Looking back on the full year, we made significant progress against our strategic priorities, including investing in global organic growth for our key brands and eCommerce.”

FOURTH-QUARTER 2015 REVIEW

•	Reported revenue of $751.2 million was in line with guidance. Underlying revenue declined 2.9% versus the prior year. On a reported basis, revenue declined 7.1% versus the prior year.

•	Adjusted gross margin on a constant currency basis was 37.8%, an increase of 70 basis points versus the prior year. Reported gross margin was 36.2%, compared to 37.1% in the prior year.

•	Adjusted operating margin on a constant currency basis was 7.2%, up 60 basis points versus the prior year. Reported operating margin was 1.9%, compared to 3.7% in the prior year.

•
Adjusted diluted earnings per share were $0.33. On a constant currency basis, adjusted diluted earnings per share were $0.40, an increase of 33.3% versus $0.30 in the prior year. Reported diluted earnings per share were $0.12, compared to $0.10 per share in the prior year.

•	Cash and cash equivalents were $194.1 million, and net debt was $625.9 million, a reduction of $51.1 million from the same period last year.

•	Reported eCommerce revenue growth accelerated in the fourth quarter to approximately 25%.

FULL-YEAR 2015 REVIEW

•	Reported revenue of $2.69 billion was in line with guidance. Underlying revenue increased 2.1% versus the prior year. On a reported basis, revenue declined 2.5% versus the prior year.

•	Adjusted gross margin on a constant currency basis was 39.7%, an increase of 30 basis points versus the prior year. Reported gross margin was 39.1%, compared to 39.3% in the prior year.

•
Adjusted operating margin on a constant currency basis was 9.4%, which was 50 basis points lower than the prior year due primarily to planned incremental brand investment and higher pension expense. Reported operating margin was 7.5%, compared to 8.3% in the prior year.

•
Adjusted diluted earnings per share were $1.45. On a constant currency basis, adjusted diluted earnings per share were $1.58, compared to $1.62 per share in the prior year. Reported diluted earnings per share were $1.20, compared to $1.30 per share in the prior year.

•
Operating free cash flow was a strong $165.5 million, allowing the Company to repurchase $92.6 million of its common stock, pay $24.4 million of dividends, pay down $80.9 million in debt and make investments intended to drive future growth.

•	Full-year reported eCommerce revenue grew approximately 20%.

“The Company delivered solid fourth-quarter earnings despite a very tough environment, resulting from in-line revenue performance and continued discipline over operating expenses,” stated Mike Stornant, Senior Vice President and Chief Financial Officer.  “This last quarter was incredibly volatile for the whole industry as global economic pressures worsened, holiday sales were tepid and unseasonably warm weather impacted many regions.  We foreshadowed these challenging conditions in mid-September, and over the last few months we have been proactive to mitigate our short-term exposure and position the Company to be even stronger in 2016," continued Mr. Stornant.  "Since early September, we’ve made important leadership and organizational changes focused on fixing under-performing areas of the business. We are confident we are well-positioned to navigate the challenging global landscape in front of us.”

FISCAL 2016 GUIDANCE
The Company expects the global retail environment to remain challenging in 2016, with the current domestic retail channel inventory overhang and the slowdown in China potentially impacting key markets. The significantly stronger U.S. dollar is also a meaningful headwind on the Company's outlook for fiscal 2016. Planned retail store closures and the exit of the Cushe business will also impact the year ahead.
For fiscal 2016, the Company expects:

•
Consolidated reported revenue in the range of $2.475 billion to $2.575 billion, representing an underlying revenue decline in the range of approximately 4.3% to 0.5%. Foreign exchange, planned store closures, and the exit of the Cushe business represent approximately $100 million of revenue impact to fiscal 2016. Reported revenue is expected to decline in the range of approximately 8.0% to 4.3%.

•	Flat to slightly lower gross margin resulting from lower product costs offset by approximately 90 basis points of negative currency impact.

•
Flat to slightly lower adjusted operating margin compared to the prior year, including 90 basis points of negative currency impact. Reported operating margin is expected to increase approximately 70 basis points compared to the prior year.

•	A higher adjusted effective tax rate of approximately 28.0%. The reported tax rate is expected to be approximately 27.0%.

•	Diluted weighted average shares outstanding of approximately 97.5 million.

•
Adjusted diluted earnings per share in the range of $1.30 to $1.40. Constant currency adjusted earnings per share in the range of $1.48 to $1.58. Reported diluted earnings per share in the range of $1.20 to $1.30.

“Our business model is well-suited for challenging retail environments, built on our diversified brand portfolio, extensive global reach and history as strong operators,” said Blake W. Krueger. “The Company's omni-channel investments have accelerated eCommerce growth in the past year, and our Strategic Realignment Plan is proceeding as planned. We believe our recent actions to strategically reorganize our brand operating groups under the right leadership and to plan for a meaningful investment in consumer insights and product innovation position us well as we enter the new year. I am excited about the year ahead."

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Chaco®, Bates®, and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, wolverineworldwide.com

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the Company’s ability to deliver strong earnings in a challenging global macroeconomic environment; the strength of the Company’s positioning in 2016; the success of remedies implemented to improve under-performing areas of the business; the Company’s ability to navigate the challenging global landscape; the 2016 global retail environment, and the suitability of the Company’s business model for such environment; the relative future strength of the U.S. dollar versus global currencies; the Company’s fiscal 2016 guidance; the success of the Company’s new leadership structure; future benefits resulting from strategic initiatives; and future investments in consumer insights and innovation, and the results of those investments. In addition, words such as “guidance,” “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the impact of financial and credit markets on the Company, its suppliers and customers; changes in interest rates, tax laws, duties, tariffs, quotas, or applicable assessments in countries of import and export; changes in consumer preferences, spending patterns, buying patterns, price sensitivity or demand for the Company’s products; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; the risk of impairment to goodwill and other intangibles; cancellation of orders for future delivery; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; changes in relationships with, including the loss of, significant customers; the financial strength of the Company’s customers, distributors and licensees; risks related to the significant investment in, and performance of, the Company’s consumer-direct business; the impact of regulation, regulatory or legal proceedings and legal compliance risks; the cost, availability, and management of raw materials, inventories, services and labor for owned and contract manufacturers; currency fluctuations; currency restrictions; the risks of doing business in developing countries and politically or economically volatile areas; changes in national, regional or global economic and market conditions; the impact of seasonality and unpredictable weather conditions; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses and implementing new initiatives and ventures; the success of the Company’s consumer-direct realignment initiatives; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Quarter Ended		Fiscal Year Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Revenue	$751.2	$808.9	$2,691.6	$2,761.1
Cost of goods sold	476.0	508.4	1,636.9	1,673.8
Restructuring costs	3.0	0.4	3.0	1.0
Gross profit	272.2	300.1	1,051.7	1,086.3
Gross margin	36.2%	37.1%	39.1%	39.3%

Selling, general and administrative expenses	231.1	247.1	816.0	815.2
Acquisition-related integration costs	—	8.8	—	15.2
Restructuring and impairment costs	27.1	14.6	34.6	26.0
Operating expenses	258.2	270.5	850.6	856.4
Operating expenses as a % of revenue	34.4%	33.4%	31.6%	31.0%

Operating profit	14.0	29.6	201.1	229.9
Operating margin	1.9%	3.7%	7.5%	8.3%

Interest expense, net	10.7	14.0	38.2	45.4
Debt extinguishment costs	—	1.3	1.6	1.3
Other expense (income), net	(4.6)	1.2	(3.3)	1.7
	6.1	16.5	36.5	48.4
Earnings before income taxes	7.9	13.1	164.6	181.5

Income tax expense (benefit)	(4.0)	1.9	41.4	47.6
Effective tax rate	(51.0)%	14.5%	25.2%	26.2%

Net earnings	11.9	11.2	123.2	133.9

Less: net earnings attributable to noncontrolling interest	0.3	0.5	0.4	0.8
Net earnings attributable to Wolverine World Wide, Inc.	$11.6	$10.7	$122.8	$133.1
Diluted earnings per share	$0.12	$0.10	$1.20	$1.30

Supplemental information:
Net earnings used to calculate diluted earnings per share	$11.3	$10.5	$120.1	$130.3
Shares used to calculate earnings per share	97.4	100.3	100.0	100.1
Weighted average shares outstanding	100.0	101.7	102.0	101.4

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	January 2, 2016	January 3, 2015
ASSETS
Cash and cash equivalents	$194.1	$223.8
Accounts receivables, net	298.9	312.7
Inventories, net	466.6	414.0
Other current assets	54.2	91.7
Total current assets	1,013.8	1,042.2
Property, plant and equipment, net	131.6	136.8
Goodwill and other indefinite-lived intangibles	1,114.5	1,129.3
Other non-current assets	184.7	196.2
Total assets	$2,444.6	$2,504.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$336.4	$294.0
Current maturities of long-term debt	16.9	46.7
Total current liabilities	353.3	340.7
Long-term debt	803.1	854.1
Other non-current liabilities	318.5	371.7
Stockholders' equity	969.7	938.0
Total liabilities and stockholders' equity	$2,444.6	$2,504.5

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Fiscal Year Ended
	January 2, 2016	January 3, 2015
OPERATING ACTIVITIES:
Net earnings	$123.2	$133.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	48.7	53.3
Stock-based compensation expense	18.7	25.1
Excess tax benefits from stock-based compensation	(4.9)	(5.6)
Pension and SERP expense	27.9	11.9
Debt extinguishment costs	1.6	1.3
Restructuring and impairment costs	37.6	27.0
Other	(39.0)	(19.2)
Changes in operating assets and liabilities	1.7	86.9
Net cash provided by operating activities	215.5	314.6

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(46.4)	(30.0)
Investment in joint venture	—	(1.1)
Other	(3.6)	(3.7)
Net cash used in investing activities	(50.0)	(34.8)

FINANCING ACTIVITIES:
Borrowings of long-term debt	450.0	—
Payments on long-term debt	(530.9)	(249.8)
Payments of debt issuance costs	(2.4)	—
Cash dividends paid	(24.4)	(24.0)
Purchase of common stock for treasury	(92.6)	—
Purchases of shares under employee stock plans	(7.7)	(10.5)
Proceeds from the exercise of stock options	13.3	7.3
Excess tax benefits from stock-based compensation	4.9	5.6
Contributions from noncontrolling interests	2.5	1.0
Net cash used in financing activities	(187.3)	(270.4)

Effect of foreign exchange rate changes	(7.9)	0.2
(Decrease) increase in cash and cash equivalents	(29.7)	9.6

Cash and cash equivalents at beginning of the year	223.8	214.2
Cash and cash equivalents at end of the period	$194.1	$223.8

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q4 2015 RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2015 Q4 REPORTED REVENUE TO
ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis Fiscal 2015 Q4	Foreign Exchange Impact	Fiscal 2015 Q4 Constant Currency Basis	GAAP Basis Fiscal 2014 Q4	Constant Currency Growth	Reported Growth

Revenue:
Lifestyle Group	$257.8	$2.9	$260.7	$279.3	(6.7)%	(7.7)%
Performance Group	275.5	7.6	283.1	273.6	3.5	0.7
Heritage Group	187.1	3.9	191.0	221.5	(13.8)	(15.5)
Other	30.8	—	30.8	34.5	(10.7)	(10.7)
Total	$751.2	$14.4	$765.6	$808.9	(5.4)%	(7.1)%

RECONCILIATION OF REPORTED REVENUE GROWTH
TO UNDERLYING REVENUE GROWTH*
(Unaudited)
(In millions)

	GAAP Basis Revenue	Foreign Exchange Impact	Adjustments (1)	Underlying Revenue

Fiscal 2015 Q4	$751.2	$14.4		$765.6

Fiscal 2014 Q4	$808.9		$(20.2)	$788.7

Revenue Growth	(7.1)%			(2.9)%

(1)	Fiscal 2014 Q4 Adjustments include the impact from retail store closures associated with the Strategic Realignment Plan and the termination of the Patagonia license agreement.

RECONCILIATION OF REPORTED GROSS MARGIN TO ADJUSTED
GROSS MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis Gross Margin	Foreign Exchange Impact	Adjustments (1)	As Adjusted Gross Margin on a Constant Currency Basis

Fiscal 2015 Q4	$272.2	$14.0	$3.0	$289.2

Gross margin	36.2%	1.2%	0.4%	37.8%

Fiscal 2014 Q4	300.1		$0.4	$300.5

Gross margin	37.1%		—%	37.1%

(1)	Fiscal 2015 and Fiscal 2014 Q4 Adjustments include restructuring costs.

RECONCILIATION OF REPORTED OPERATING MARGIN TO ADJUSTED
OPERATING MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis Operating Margin	Foreign Exchange Impact	Adjustments (1)	As Adjusted Operating Margin on a Constant Currency Basis

Fiscal 2015 Q4	$14.0	$10.6	$30.1	$54.7

Operating margin	1.9%	1.3%	4.0%	7.2%

Fiscal 2014 Q4	$29.6		$23.8	$53.4

Operating margin	3.7%		2.9%	6.6%

(1)	Fiscal 2015 Q4 Adjustments include restructuring and impairment costs. Fiscal 2014 Q4 Adjustments include restructuring and impairment costs and acquisition-related integration costs.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS

Fiscal 2015 Q4	$0.12	$0.21	$0.33

Fiscal 2014 Q4	$0.10	$0.20	$0.30

(1)	Fiscal 2015 Q4 Adjustments include restructuring and impairment costs.
Fiscal 2014 Q4 Adjustments include restructuring and impairment costs, acquisition-related integration costs and debt extinguishment costs.

RECONCILIATION OF FISCAL 2015 Q4 ADJUSTED DILUTED EPS TO
ADJUSTED DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	As Adjusted EPS	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

Fiscal 2015 Q4	$0.33	$0.07	$0.40

RECONCILIATION OF REPORTED DEBT TO NET DEBT*
(Unaudited)
(In millions)

	Fiscal 2015 Q4	Fiscal 2014 Q4

GAAP reported debt	$820.0	$900.8
Cash and cash equivalents	(194.1)	(223.8)
Net debt	$625.9	$677.0

2015 FULL-YEAR RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE GROWTH
TO UNDERLYING REVENUE GROWTH*
(Unaudited)
(In millions)

	GAAP Basis Revenue	Foreign Exchange Impact	Adjustments (1)	Underlying Revenue

Fiscal 2015 Full-Year	$2,691.6	$65.6		$2,757.2

Fiscal 2014 Full-Year	$2,761.1		$(59.9)	$2,701.2

Revenue Growth	(2.5)%			2.1%

(1)	Fiscal 2014 Full-Year Adjustments include the impact from retail store closures associated with the Strategic Realignment Plan and the termination of the Patagonia license agreement.

RECONCILIATION OF REPORTED GROSS MARGIN TO ADJUSTED
GROSS MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis Gross Margin	Foreign Exchange Impact	Adjustments (1)	As Adjusted Gross Margin on a Constant Currency Basis

Fiscal 2015 Full-Year	$1,051.7	$39.3	$3.0	$1,094.0

Gross margin	39.1%	0.5%	0.1%	39.7%

Fiscal 2014 Full-Year	1,086.3		$1.0	$1,087.3

Gross margin	39.3%		0.1%	39.4%

(1)	Fiscal 2015 and Fiscal 2014 Full-Year Adjustments include restructuring costs.

RECONCILIATION OF REPORTED OPERATING MARGIN TO ADJUSTED
OPERATING MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis Operating Margin	Foreign Exchange Impact	Adjustments (1)	As Adjusted Operating Margin on a Constant Currency Basis

Fiscal 2015 Full-Year	$201.1	$19.4	$37.6	$258.1

Operating margin	7.5%	0.5%	1.4%	9.4%

Fiscal 2014 Full-Year	$229.9		$42.2	$272.1

Operating margin	8.3%			9.9%

(1)	Fiscal 2015 Full-Year Adjustments include restructuring and impairment costs. Fiscal 2014 Full-Year Adjustments include restructuring and impairment costs and acquisition-related integration costs.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS

Fiscal 2015 Full-Year	$1.20	$0.25	$1.45

Fiscal 2014 Full-Year	$1.30	$0.32	$1.62

(1)	Fiscal 2015 Full-Year Adjustments include restructuring and impairment costs and debt extinguishment costs.
Fiscal 2014 Full-Year Adjustments include restructuring and impairment costs, acquisition-related integration costs and debt extinguishment costs.

RECONCILIATION OF FISCAL 2015 FULL-YEAR ADJUSTED DILUTED EPS TO
ADJUSTED DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	As Adjusted EPS	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

Fiscal 2015 Full-Year	$1.45	$0.13	$1.58

COMPONENTS OF OPERATING FREE CASH FLOW*
(Unaudited)
(In millions)

Fiscal 2015 Full-Year

Cash provided by operating activities	$215.5
Cash used in investing activities	(50.0)
Operating free cash flow	$165.5

2016 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2016 FULL-YEAR REPORTED REVENUE GROWTH
GUIDANCE TO UNDERLYING REVENUE GROWTH GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Revenue	Foreign Exchange Impact	Adjustments (1)	Underlying Full-Year Revenue

Fiscal 2016 Revenue Guidance	$ 2,475 - 2,575	$40.0		$ 2,515 - 2,615
Fiscal 2015 Revenue	$2,691.6		$(63.6)	$2,628.0
Percentage growth	(8.0) - (4.3)%			(4.3) - (0.5)%

(1)	Adjustments include the impact from retail store closures associated with the Strategic Realignment Plan and the exit of the Cushe business.

RECONCILIATION OF FISCAL 2016 FULL-YEAR REPORTED EFFECTIVE TAX RATE
GUIDANCE TO ADJUSTED EFFECTIVE TAX RATE GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year 2016 Guidance	Adjustments (1)	As Adjusted Full-Year 2016 Guidance

Fiscal 2016 Effective Tax Rate Guidance	27.0%	1.0%	28.0%

(1)	Fiscal 2016 Full-Year Guidance Adjustments include the estimated tax impact of restructuring costs.

RECONCILIATION OF FISCAL 2016 FULL-YEAR DILUTED EPS GUIDANCE
TO ADJUSTED DILUTED EPS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year 2016 Guidance	Adjustments (1)	As Adjusted Full-Year 2016 Guidance

Diluted earnings per share	$ 1.20 - 1.30	$0.10	$ 1.30 - 1.40
(1) Fiscal 2016 Full-Year Guidance Adjustments include estimated restructuring costs.

RECONCILIATION OF FISCAL 2016 FULL-YEAR ADJUSTED DILUTED EPS GUIDANCE
TO ADJUSTED DILUTED EPS GUIDANCE ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	As Adjusted Full-Year 2016 Guidance	Foreign Exchange Impact	As Adjusted Full-Year 2016 Guidance Constant Currency Basis

Diluted earnings per share	$ 1.30 - 1.40	$0.18	$ 1.48 - 1.58

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if acquisition-related integration costs, restructuring and impairment costs and debt extinguishment costs were excluded.  The Company also describes the revenue impact from planned retail store closures associated with the Strategic Realignment Plan, the exit of the Patagonia Footwear business, and, for 2016 guidance, the exit of the Cushe business. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. The Company has defined net debt as debt less cash and cash equivalents.  The Company believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt.  The Company evaluates results of operations on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.